Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 4, 2024 relating to the consolidated financial statements which appeared in Scripps Safe, Inc.’s Annual Report on Form S-1 for the years ended December 31, 2023 and 2022.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

April 8, 2024